UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Operating Officer

Effective April 21, 2025, Alberto Reyes is no longer employed as the Chief Operating Officer of Gold Resource Corporation (the “Company”). The termination of his employment with the Company is without cause.

Mr. Reyes and the Company remain in negotiations regarding the terms of his severance.

Appointment of Chief Operating Officer

Armando Alexandri was appointed by the Board of Directors of the Company as Chief Operating Officer of the Company, effective as of April 22, 2025.

Mr. Alexandri, age 68, a mining engineer by training, has more than 40 years of operational experience in the mining industry, primarily in Mexico, Peru, Chile, and Ecuador. He has designed, built, and operated both underground and open-pit mines, as well as processing plants, in Chihuahua, Guerrero, Guanajuato, Nuevo León, Coahuila, Sonora, Oaxaca, and other regions. He was instrumental in significantly expanding operations at the Bolivar Mine in Chihuahua, at Impact Silver's operations in the State of Mexico, at the Nukay (Los Filos) operation in Guerrero, at the Tahuehueto project in Durango, and at Campo Morado in Guerrero. Prior to joining the Company, Mr. Alexandri served as the Chief Operating Officer for IMPACT Silver Corp. and Luca Mining Corp. from 2022 and 2021, respectively, until his resignation immediately prior to his appointment at the Company. In addition, he served as the Chief Operating Officer for Candeleria Mining Corp. from 2016 to 2023 and for Titan Minerals Limited from 2019 to 2020. Over the course of his career, he has led the design and optimization of mining processes and operations across multiple sites in Mexico and South America. Among other leadership roles, he has served as the President of the American Institute of Mining Engineers (Mexico) from 1999 to 2000. Mr. Alexandri received his B.Eng. in Mining Engineering from Universidad de Guanajuanto, Mexico in 1978, and qualified in Business Administration from Universidad de Monterrey in 1984.

There are no family relationships between Mr. Alexandri and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Alexandri and any other persons pursuant to which he was selected as Chief Operating Officer of the Company. In addition, there are no related party transactions between Mr. Alexandri and the Company that require disclose pursuant to Item 404(a) of Regulation S-K.

Mr. Alexandri and the Company remain in negotiations regarding the terms of his employment.

Item 7.01Regulation FD Disclosure

On April 24, 2025, the Company issued a news release announcing the departure of Mr. Reyes and appointment of Mr. Alexandri. A copy of the news release attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any of the Company’s filings or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

99.1	News Release dated April 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: April 24, 2025	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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